UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 24, 2010
RESOLUTE ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34464	27-0659371
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1675 Broadway, Suite 1950 Denver, CO	80202
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 303-534-4600
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) On May 31, 2010, Janet W. Pasque, the Senior Vice President—Land and Business Development of Resolute Energy Corporation (the “Company”) retired. In order to provide for an effective transition, on June 24, 2010, the Company and Ms. Pasque entered into an agreement (the “Pasque Consulting Agreement”) under which Ms. Pasque will serve as a consultant to the Company from June 1, 2010 until December 31, 2010. Pursuant to the Pasque Consulting Agreement, Ms. Pasque will provide consulting services relating to land and acquisition issues, including the hiring, training and transition of new personnel in these areas. As compensation for such services, Ms. Pasque will receive a fee of $30,000 per month for the term of the agreement. At the end of the consulting term, Ms. Pasque will be eligible to receive a cash bonus under the terms of the Short Term Incentive program, as described in the Company’s 2010 Proxy Statement, pro-rated for the 5/12ths of 2010 that Ms. Pasque served as Senior Vice President. Ms. Pasque will also be reimbursed by the Company for all reasonable expenses she incurs relating to the performance of services under her agreement. The parties may terminate the Pasque Consulting Agreement at any time for any reason upon written notice.
     On May 31, 2010, Dale E. Cantwell, the Company’s Senior Vice President—Operations, also retired. In order to provide for continuity and completion of certain ongoing projects, on June 24, 2010 the Company and Mr. Cantwell entered into an agreement (the “Cantwell Consulting Agreement” and together with the Pasque Consulting Agreement, the “Consulting Agreements”) under which Mr. Cantwell will serve as a consultant to the Company for a period of up to one year. Pursuant to the Cantwell Consulting Agreement, Mr. Cantwell will provide consulting services relating to the compression reconfiguration projects in the Greater Aneth Field. As compensation for such services, Mr. Cantwell will receive a fee of $30,000 per month for the term of the agreement. At the end of the consulting term, Mr. Cantwell will be eligible to receive a cash bonus of $300,000. Mr. Cantwell will also be reimbursed by the Company for all reasonable expenses he incurs relating to the performance of services under his agreement. The parties may terminate the Cantwell Consulting Agreement at any time for any reason upon written notice.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: June 25, 2010

RESOLUTE ENERGY CORPORATION
By:	/s/ James M. Piccone
James M. Piccone
President